SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 24, 2005
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On October 24, 2005, Alkermes, Inc. and Amylin Pharmaceuticals, Inc. signed an amendment to their existing development and license agreement, as well as reached agreement regarding the construction of the manufacturing facility for the once weekly formulation of exenatide LAR and certain technology transfer related thereto. Amylin will own the manufacturing facility and will be responsible for manufacturing the once weekly formulation of exenatide LAR for commercial sale, if approved. Amylin will be responsible for all costs and expenses associated with the design, construction, validation and utilization of the facility. The parties have agreed that Alkermes will transfer its technology for the manufacture of the once-weekly formulation of exenatide LAR. Alkermes will oversee the design, construction and validation of the manufacturing facility. The royalty to be paid from Amylin to Alkermes for commercial sales of exenatide LAR, if approved, is consistent with the original development and license agreement but now reflects the changes in responsibility for manufacturing a once weekly formulation. Exenatide LAR is an investigational drug for the treatment of type 2 diabetes under development by Amylin, Alkermes and Eli Lilly and Company.
This 8-K contains forward-looking statements, which involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially from the forward-looking statements discussed in this press release. These forward-looking statements include risks and uncertainties that inherent in the collaboration with and dependence upon Amylin and Lilly; risks and uncertainties regarding the drug discovery and development process, including whether the exenatide LAR will receive regulatory approvals or prove to be commercially successful. These and additional risks and uncertainties are described more fully in Alkermes’ filings with the United States Securities and Exchange Commission, including its Form 10-K for the year ended March 31, 2005. Alkermes undertakes no duty to update forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.

Date: October 26, 2005	By:	/s/ James M. Frates

James M. Frates
Chief Financial Officer